Exhibit 1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-100510) of Aventis S.A. of our report dated June 11, 2004 relating to the financial statements of Aventis Pharmaceuticals Puerto Rico Savings Plan as of and for the year ended December 31, 2003, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 22, 2004

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